Intellectual Property Development Protection Agreement

Deposit Account Number: ____________________

1.	Introduction.

This Intellectual Property Development Protection Service Agreement (the “Agreement”) is entered into by and between Shengkai Innovations, Inc., a Florida corporation, located at No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area, Tianjin, People’s Republic of China 300350 (the “Depositor”) and by Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”) on this 24th day of November, 2010 (the “Effective Date”).  Depositor and Iron Mountain may be referred to individually as a "Party" or collectively as the "Parties" throughout this Agreement.

The use of the term “Services” in this Agreement shall refer to Iron Mountain Services that facilitate the creation, management, and enforcement of escrow accounts.  A Party shall request Services under this Agreement (i) by submitting a work request associated for certain Iron Mountain Escrow Services via the online portal maintained at the Website located at www.ironmountainconnect.com or any other Websites or Web pages owned or controlled by Iron Mountain that are linked to that Website (collectively the “Iron Mountain Website”), or (ii) by submitting a written work request attached hereto as Exhibit A (each, individually, a “Work Request”).

2.	Depositor Responsibilities.

(a)
Depositor must authorize and designate one or more persons whose action(s) will legally bind the Depositor (“Authorized Person(s)” who shall be identified in the Authorized Person(s)/Notices Table of this Agreement) and who may manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request.  Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Depositor Information”).

(b)
Depositor will make an initial deposit of proprietary technology and/or other materials (“Deposit Material”) to Iron Mountain within ninety (90) days of the Effective Date.  Depositor may also update Deposit Material from time to time during the Term of this Agreement provided a minimum of one (1) complete copy of Deposit Material is deposited with Iron Mountain at all times.  At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain via the Iron Mountain Website or using the form attached hereto as Exhibit B.

(d)
Depositor represents that it lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement free of any liens or encumbrances as of the date of their deposit.  Any Deposit Material liens or encumbrances made after their deposit will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement.

3.	Iron Mountain Responsibilities.

(a)
Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by authorized Depositor representatives in a Work Request.  Iron Mountain may reject a Work Request (in whole or in part) that does not contain information that Iron Mountain deems necessary to perform the Services.

(b)
Iron Mountain will conduct a deposit inspection upon receipt of any Deposit Material and associated Exhibit B, solely to confirm that the Deposit Material generally fits the description provided in Exhibit B, i.e. floppy drive; or collection of diagrams and instructions.  Iron Mountain will not review the contents of Deposit Materials.  If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B attached hereto, Iron Mountain will provide Depositor with notice by electronic mail, telephone, or regular mail of such discrepancies.  Iron Mountain will work directly with the Depositor to resolve any such discrepancies prior to accepting Deposit Material.  Iron Mountain will provide Depositor with notice from time to time during the first ninety (90) days from the Effective date as a reminder that submission of initial Deposit Material is required.

(c)
Iron Mountain will hold and protect all Deposit Material as confidential information, in physical and/or electronic vaults that are either owned or under the direct control of Iron Mountain, and will not disclose or use, or permit access to, the Deposit Materials or copies thereof, except as expressly permitted herein.

(d)	Iron Mountain shall comply with written request of Depositor to access copies of the Deposit Material pursuant to Section 11(c).

4.    Payment.

Depositor shall pay to Iron Mountain all fees as set forth in the Work Request form attached hereto as Exhibit A (“Service Fees”).  Except as set forth below, all Service Fees are due to Iron Mountain within thirty (30) calendar days from the date of invoice in U.S. currency and are non-refundable (except as expressly provided herein).  Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to Depositor during the Term of this Agreement. Depositor is liable for any taxes related to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities.  Applicable taxes shall be billed as a separate item on the invoice, to the extent possible.  Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of 1.25% per month (15% per annum) or the maximum rate permitted by law, whichever is less.  Delinquent accounts may be referred to a collection agency at the sole discretion of Iron Mountain.  Notwithstanding, the non-performance of any obligations of Depositor to deliver Deposit Material under the License Agreement or this Agreement, Iron Mountain is entitled to be paid all Service Fees that accrue during the Term of this Agreement.  All Service Fees will not be subject to offset except as specifically provided hereunder.

5.	Term and Termination.

(a)
The initial “Term” of this Agreement is for a period of one (1) year from the Effective Date and will automatically renew for additional one (1) year Terms and continue in full force and effect until one of the following events occur: (i) Depositor provides written instructions of its intent to cancel this Agreement within sixty (60) days to Iron Mountain; or (ii) Iron Mountain provides a sixty (60) day written notice to the Depositor Authorized Persons that it can no longer perform the Services under this Agreement; in which event, Iron Mountain shall refund any Service Fees paid for the then current annual period in which such a termination occurs, pro rata, based on the period of time remaining in such annual period from the date of such termination.

(b)
Subject to the foregoing termination provisions, and upon termination of this Agreement, Iron Mountain shall return, destroy, or otherwise deliver the Deposit Materials in accordance with Depositor’s instructions as provided in a Work Request.  If there are no instructions, Iron Mountain may, at its sole discretion, destroy the Deposit Materials or return them to Depositor.

(c)
In the event this Agreement is terminated under Sections 5(a)(ii) above, Depositor may provide Iron Mountain with written instructions authorizing Iron Mountain to forward the Deposit Material to another escrow company and/or agent or other designated recipient.  If Iron Mountain does not receive written instructions within sixty (60) calendar days after the date of the notice of termination, Iron Mountain shall return or destroy the Deposit Material.

(d)
In the event of the nonpayment of Service Fees owed to Iron Mountain, Iron Mountain shall provide Depositor with notice by electronic mail and/or regular mail.  If the past due payment is not received in full by Iron Mountain within thirty (30) calendar days of the date of such notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending notice by electronic mail and/or regular mail of termination to Depositor.  Iron Mountain shall have no obligation to take any action under this Agreement so long as any Iron Mountain invoice issued for Services rendered under this Agreement remains uncollected.

6.	Infringement Indemnification.

Anything in this Agreement to the contrary notwithstanding, Depositor, at its own expense, shall defend and hold Iron Mountain (the “Indemnified Party”) fully harmless against any claim or action asserted against the Indemnified Party (specifically including costs and reasonable attorneys’ fees associated with any such claim or action) to the extent such claim or action is based on an assertion that the Deposit Material as provided by Depositor infringes any patent, copyright, license or other proprietary right of any third party.  When the Indemnified party has notice of a claim or action, it shall promptly notify Depositor in writing.  At its option, Depositor may elect to control defense of such claim or action and may elect to enter into a settlement agreement, provided that no such settlement or defense shall include any admission or implication of wrongdoing on the part of the Indemnified Party without such Party’s prior written consent, which consent shall not be unreasonably delayed or withheld.  Iron Mountain shall have the right to employ separate counsel and participate in the defense of any claim at its own expense.

7.   Warranties.

(a)
Iron Mountain.  ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER.  EXCEPT AS SPECIFIED IN THIS SECTION, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.  AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES.  THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE.  THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 9 HEREIN.

(b)
Depositor.  Depositor warrants that all Depositor Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor Information during the Term of this Agreement.

8.    Confidential Information.

Iron Mountain shall have the obligation to reasonably protect the confidentiality of the Deposit Material.  Except as provided in this Agreement Iron Mountain shall not disclose, transfer, make available or use the Deposit Material.  Iron Mountain shall not disclose the terms of this Agreement to any third Party.  If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will immediately notify the Parties to this Agreement unless prohibited by law.  It shall be the responsibility of Depositor to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order.  Iron Mountain will not be required to disobey any order from a court or other judicial tribunal.

9.	Limitation of Liability.

EXCEPT FOR: (I) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; OR (II) THE INFRINGEMENT INDEMNIFICATION OBLIGATIONS OF SECTION 6, ALL OTHER LIABILITY RELATED TO THIS AGREEMENT, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO ONE YEAR OF FEES PAID TO IRON MOUNTAIN UNDER THIS AGREEMENT.  IF CLAIM OR LOSS IS MADE IN RELATION TO A SPECIFIC DEPOSIT OR DEPOSITS, SUCH LIABILITY SHALL BE LIMITED TO THE FEES RELATED SPECIFICALLY TO SUCH DEPOSITS.

10.  Consequential Damages Waiver.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES (EXCLUDING SUBSTITUTE ESCROW SERVICES), OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

11.  General.

(a)	Incorporation of Work Requests. All Depositor Work Requests which are accepted by Iron Mountain will be incorporated into this Agreement.

(b)
Purchase Orders.  The terms and conditions of this Agreement prevail regardless of any conflicting or additional terms on any Purchase Order or other correspondence.  Any contingencies or additional terms contained on any Purchase Order are not binding upon Iron Mountain.  All Purchase Orders are subject to approval and acceptance by Iron Mountain.

(c)
Copies. Iron Mountain shall have the right to make copies of all Deposit Material as required by a Work Request. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any such copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies. Iron Mountain may request Depositor’s reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement. During the Term of the Agreement, upon written request by Depositor, Depositor shall be entitled to receive one or more copies of the Deposit Materials as long as the original Deposit Materials remain in Iron Mountain's possession.

(d)
Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e)
Right to Rely on Instructions. Iron Mountain may act in reliance upon any instruction, instrument, or signature given in accordance with the Work Request or by an Authorized Person. Iron Mountain will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Iron Mountain shall not be responsible for failure to act as a result of causes beyond the reasonable control of Iron Mountain.

(f)
Force Majeure. Except for the obligation to pay monies due and owing, no Party shall be liable for any delay or failure in performance due to events outside the defaulting Party’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(g)
Notices. All correspondence, including invoices, payments, and other documents and communications, shall be sent by (i) electronic mail; (ii) via regular mail to the Parties at the addresses specified in the Authorized Persons/Notices Table which shall include the title(s) of the individual(s) authorized to receive notices; or (iii) via the online portal maintained at the Iron Mountain Website. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of physical or e-mail addresses. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice or last known address of the other Parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities by mail, through messenger or commercial express delivery services.

(h)	No Waiver. No waiver of rights under this Agreement by any Party shall constitute a subsequent waiver of this or any other right under this Agreement.

(i)
Assignment. No assignment of this Agreement by Depositor or any rights or obligations of under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed.

(j)
Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect.  Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by notice to the others.

(k)
Independent Contractor Relationship. Depositor understands, acknowledges, and agrees that Iron Mountain’s relationship with Depositor will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(l)
Attorneys' Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) it’s costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

(m)
No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(n)
Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement or any Party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the New York Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply New York law. Unless otherwise agreed by the Parties, arbitration will take place in New York City, New York, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address.

(o)
Regulations. Depositor is responsible for and warrants, to the extent of its individual actions or omissions, compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

(p)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(q)
Survival. Sections 5 (Term and Termination), 6 (Infringement Indemnity), 7 (Warranties), 8 (Confidential Information), 9 (Limitation of Liability), 10 (Consequential Damages Waiver), and 11 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

DEPOSITOR

Signature:	/s/ Wang Chen
Print Name:	Wang Chen
Title:	Chief Executive Officer
Date:	November 24, 2010
Email Address	chen.wang@shengkai.com

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

Signature:
Print Name:
Title:
Date:
Email Address:	ipmcontracts@ironmountain.com

Authorized Persons/Notices Table

Please provide the name and contact information of the Authorized Persons under this Agreement.  All Notices will be sent to these individuals at the addresses set forth below.

DEPOSITOR

Authorized Person(s)/Notices Table

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement.  All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

Print Name:	David Ming He	Print Name:	Chen Wang
Title:	CFO	Title:	CEO
Email Address	ming.he@shengkai.com	Email Address	chen.wang@shengkai.com
Street Address	No. 106, Zhonghuan South Rd., Economic Zone, Airport Industrial Park,	Street Address	No. 106, Zhonghuan South Rd., Economic Zone, Airport Industrial Park,
Province/City/State	Tianjin, China	Province/City/State	Tianjin, China
Postal/Zip Code	300308	Postal/Zip Code	300308
Phone Number	847-660-4686	Phone Number	+86-22-58838509
Fax Number	N.A.	Fax Number	+86-22-58838555

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

Exhibit A
Escrow Service Work Request

Service Check box (es) to order service	Service Description	One- Time Fees	Annual Fees	Paying Party Check box to identify the Paying Party for each service below.
☒ Add and Manage New Escrow Account
Iron Mountain will open a new escrow deposit account that includes a minimum of one (1) Depositor and one (1) complete set of Deposit Material.  All Deposit Material will be securely stored in controlled vaults that are owned and/or operated by Iron Mountain.  Account services include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management and submission of electronic Work Requests, and secure destruction of deposit materials upon account termination.

Iron Mountain will assign a Client Manager for each escrow account.  These Managers will provide client training from time to time to facilitate secure Internet access to escrow account(s).  Assigned Managers will also ensure timely fulfillment of client Work Requests (e.g., deposit updates) and communication of status.
		$1500	$1000	☒ Depositor
☐ Add Deposit Tracking Notification	Iron Mountain will send periodic notices to Depositor related to Deposit Material as specified within the terms of the agreement	N/A	$	☐ Depositor
☐ Add Dual Vaulting
Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement.  Duplicate storage request may be in the form of either physical media or electronic storage.
		N/A	$	☐ Depositor
☐ Add Custom Services
Iron Mountain will provide its Escrow Expert™ consulting Services (e.g., licensing escrow strategy development, dual/remote vaulting, account consolidation) based on a custom SOW mutually agreed to by all Parties.
		$150/hour	N/A	☐ Depositor
☐ Delete Account
Iron Mountain will fulfill a Work Request to terminate an existing escrow account by removing Deposit Material from the vault and then either securely destroying or returning the Deposit Material via commercial express mail carrier as instructed.  All accrued Services Fees must be collected by Iron Mountain prior to completing fulfillment to terminate an existing escrow account.
		No Charge	No Charge	No Charge
☐ Replace/Delete Deposit Materials	Iron Mountain will replace/delete deposit material in accordance with the terms of the agreement. Materials will be returned as directed by Depositor or destroyed using Iron Mountain Secure Shredding	No Charge	No Charge	No Charge

Upon Escrow Service Agreement execution, please provide your initials below in the appropriate location to indicate your acceptance of this Escrow Services Work Request inclusive of agreed Services pricing and indication that Depositor acknowledges that it is financially responsible for payment of specific Services.

Depositor Initials____CW______

Note: Clients may submit Work Requests electronically through their escrow account online OR may complete this form along with any other supporting exhibits required and email and/or fax this Work Request to their assigned Client Manager at Iron Mountain for fulfillment.

Exhibit B
Deposit Material Description

Deposit Account Number: __________________

Company Name: _____________________________

Deposit Name ________________________ and Deposit Version _____ (Deposit Name will appear in account history reports)

Deposit Media (Please Label All Media with the Deposit Name Provided Above)

Media Type	Quantity	Media Type	Quantity
☐ Internet File Transfer	N/A	☐ 3.5” Floppy Disk
☐ CD-ROM / DVD		☐ Documentation
☐ DLT Tape		☐ Hard Drive / CPU
☐ DAT Tape		☐ Circuit Board

☐ Other (describe here):

Deposit Encryption (Please check either “Yes” or “No” below and complete as appropriate)

Is the media or are any of the files encrypted?  ☐Yes or ☐ No

If yes, please include any passwords and decryption tools description below.  Please also deposit all necessary encryption software with this deposit.
Encryption tool name_____________________________Version
Hardware required
Software required
Other required information

Deposit Certification (Please check the box below to Certify and Provide your Contact Information)

☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.		☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.
Name:	/s/ Wang Chen	Name:
Date:	Date:
Email Address:
Telephone Number:
Fax Number:

Note:  If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:

Iron Mountain Intellectual Property Management, Inc.
Attn: Vault Administration
2100 Norcross Parkway, Suite 150
Norcross, GA 30071
Telephone: (770) 239-9200
Facsimile: (770) 239-9201